EXHIBIT 10ii
------------




                                   AGREEMENT

                                 BY AND BETWEEN

                          REAGENTS APPLICATIONS, INC.

                                      AND

                             DONNER COM. IND. LTDA



                              DATED: July 23, 1997



                                     INDEX


ARTICLE  1:  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE  2:  TERM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE  3:  EXCLUSIVE SALE AND DISTRIBUTION RIGHTS. . . . . . . . . . . . .   2

ARTICLE  4:  TERMS AND CONDITIONS OF SALE. . . . . . . . . . . . . . . . . .   3

ARTICLE  5:  NON-COMPETITION . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE  6:  COOPERATION/BEST EFFORTS. . . . . . . . . . . . . . . . . . . .   4

ARTICLE  7:  PERFORMANCE STANDARDS . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE  8:  DUTIES OF DONNER. . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE  9:  DUTIES OF RAICHEM . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE 10:  TRADEMARKS, PATENTS, INTELLECTUAL PROPERTY, AND
             INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE 11:  LIMITED WARRANTY. . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE 12:  CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE 13:  TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE 14:  PRODUCT RECALL AND REGULATORY COMPLIANCE. . . . . . . . . . . .  13

ARTICLE 15:  ARBITRATION . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE 16:  GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . .  14


                             DISTRIBUTION AGREEMENT
                             ----------------------

This Agreement is entered into this 23rd. day of July, 1997, by and between Reagents Applications, Inc., a corporation organized and existing under the laws of the State of Delaware, U.S.A. and having its principal place of business at 8225 Mercury Court, San Diego, California U.S.A. (hereinafter referred to as "RAICHEM"), and Donner Com. Ind. Ltda, a corporation organized and existing under the laws of Brazil and having its principal place of business at rua Dr. Luis Arrobas Martins, 98, Sao Paulo, Brazil (hereinafter referred to as "DONNER").


                                    RECITALS
                                    --------

      WHEREAS, DONNER desires to purchase certain in vitro diagnostic products produced by RAICHEM; and

      WHEREAS, RAICHEM desires to manufacture such products for DONNER to distribute or sell said products in the territory defined below; and

      WHEREAS, RAICHEM has developed or acquired and perfected the necessary technology to manufacture certain diagnostic products; and

      WHEREAS, RAICHEM has represented to DONNER that it has the necessary facilities, personnel, and technology to commercially realize the manufacture of certain diagnostic products; and

      WHEREAS, DONNER has represented to RAICHEM that it has the necessary facilities and personnel to commercially market and sell certain diagnostic products manufactured by RAICHEM in the territory defined below.

      NOW, THEREFORE, in consideration of the above recitals, and in consideration of the mutual covenants and agreements hereinafter set forth, RAICHEM and DONNER do hereby agree as follows:


                                   AGREEMENT
                                   ---------

Article 1. Definitions
           -----------

1.1. "PRODUCT(s)" means and include(s) certain of RAICHEM's in vitro diagnostic test kits and reagents, as set forth in Appendix 1.1 and as amended from time to time by mutual written agreement of the parties.

1.2. "AFFILIATE" means any entity directly or indirectly controlling, controlled by, or under common control with, a party hereto. "Control", as used in this definition, means the ownership of fifty percent or more of the party in question.

1.3.    "TERRITORY" means Brazil.

Article 2. Term
           ----

2.1. The initial term of this Agreement shall be for a period of five (5) years from the date RAICHEM obtains regulatory approval from the Brazilian Health Ministry to sell the PRODUCTs in Brazil unless terminated as provided in this Agreement. This Agreement shall automatically continue to be in effect after the initial term for successive twelve-month periods unless it is terminated by either party as provided in this Agreement, or written notice of non-renewal is given by either party to the other at least six (6) months prior to the expiration of the initial term or at least six (6) months prior to the expiration of any successive twelve-month term.

Article 3. Exclusive Sale and Distribution Rights
           --------------------------------------

3.1. Distribution Rights. Subject to the terms and conditions set forth in this Agreement, DONNER shall have the exclusive right to market, sell and distribute the PRODUCTs under RAICHEM's labels in the TERRITORY.

3.2. Exclusivity. During the term of this Agreement and any extensions thereto, RAICHEM will not sell, offer to sell, license, distribute, offer the distribution rights, market or offer marketing rights to PRODUCTs under RAICHEM's labels within the TERRITORY.

3.3. Minimum Purchases. DONNER must purchase the minimum quarterly quantities of PRODUCT set forth in Appendix 3.3. DONNER hereby acknowledges that the quantities stated in Appendix 3.3 are reasonable for the TERRITORY and are those which DONNER warranted to RAICHEM.

3.4. Rolling Forecast. Every three months beginning with the date this Agreement is signed, DONNER shall furnish RAICHEM with a written rolling forecast indicating the quantities of PRODUCTs that DONNER estimates it will require during the following twelve (12) successive calendar months, allocated per month. By way of example, on July 1, DONNER shall deliver a rolling forecast to RAICHEM of the quantities of PRODUCTs DONNER estimates it will require during the months of August through and including the following October. On October 1, DONNER shall deliver a rolling forecast of the quantities of PRODUCTS DONNER estimates it will require during the months of December through and including the following November. This rolling forecast process will continue in this manner every third month during the term of this Agreement.

Article 4. Terms and Conditions of Sale
           ----------------------------

4.1. RAICHEM's terms and conditions of sale will apply to all purchases by DONNER, notwithstanding any variation as may appear on any purchase order submitted by DONNER. DONNER shall submit purchase orders to RAICHEM at least thirty (30) days prior to the requested delivery date. All purchase orders must be in writing, and should contain the date of requested shipment, the date of requested delivery and preferred shipping instructions, if any. Payment terms are in U.S. dollars due upon delivery of the PRODUCTs to the F.O.B. point. Any cost or charges for currency conversion shall be borne by DONNER.

4.2. Shipping date. RAICHEM shall use its best efforts to have PRODUCTs available for shipment at its manufacturing facility(ies) on the day requested by DONNER in its written purchase order. RAICHEM shall use its best efforts to ship all such orders no later than the requested shipping date. RAICHEM shall promptly notify DONNER of any anticipated delays in shipping.

4.3. Deliveries. All deliveries shall be made F.O.B. RAICHEM's plant in San Diego, California. For purposes of this Agreement, F.O.B. shall also mean E.X.W. when ocean shipping is not utilized. Title and risk of loss will transfer from RAICHEM to DONNER upon delivery of the PRODUCT to the F.O.B. point. Freight and insurance charges shall be borne by DONNER.

4.4. Purchase Price. A current price list is attached to this Agreement in Appendix 1.1. This price list shall remain in effect without change for twelve (12) months after the date of this Agreement. Thereafter, prices may be adjusted for increases in costs of labor and raw materials used to manufacture PRODUCTS. RAICHEM will furnish DONNER with changes to its price list at least sixty (60) days prior to the effective date of any price changes. All prices quoted by RAICHEM are subject to the addition of all sales taxes and duties which are now or may be levied or assessed and shall be paid by DONNER. Any taxes which RAICHEM is obligated to collect from its customers shall be paid by DONNER upon payment of the purchase price for the PRODUCT, or in lieu of this, DONNER shall provide to RAICHEM a duty or tax exemption certificate acceptable to the appropriate taxing authorities.

Article 5. Non-Competition
           ---------------

5.1. Competing Products. DONNER agrees that during the term of this Agreement and any extensions thereto, neither it nor any AFFILIATE will market or sell any goods or diagnostic tests which directly competes with a PRODUCT. The parties acknowledge that DONNER currently markets and sells diagnostic test kits which are competitive to the PRODUCTs. During the six month period beginning on the date this Agreement is signed, DONNER shall transition its customers and sub- distributors to the PRODUCTs and stop marketing and selling such competitive diagnostic test kits. At the end of such six month period, DONNER shall fully comply with the first sentence of this Section 5.1.

Article 6. Cooperation/Best Efforts
           ------------------------

6.1. Best Efforts. DONNER will use its best efforts to sell the PRODUCTs and will not perform any acts that might jeopardize the reputation of the PRODUCTs or of RAICHEM. RAICHEM will not perform any acts that might jeopardize the reputation of the PRODUCTs or of DONNER.

6.2. Cooperation. The spirit of this Agreement is that the two parties shall cooperate to the fullest extent possible.

Article 7. Performance Standards
           ---------------------

7.1. PRODUCT Acceptance. DONNER shall have the right (at its own cost) to take random samples of PRODUCTs delivered by RAICHEM for analyzing purposes. Should the result of an analysis of any such sample deviate from the specifications or quality control standards, RAICHEM shall be notified and provided with samples of the PRODUCTs tested. If, following a review of the test results and after conducting its own tests of the sample (or if the sample is not available, RAICHEM will use retain samples to conduct its own tests), RAICHEM agrees that such sample does not conform to said specifications or quality control standards, RAICHEM shall provide DONNER, free of any additional charge, with new deliveries of the same quantity of the PRODUCTs as the one from which the random samples were taken. DONNER shall return, at RAICHEM's expense, the particular lot or shipment of the PRODUCT which does not comply with the aforesaid specifications or quality control standards. If, after investigation, RAICHEM disagrees with DONNER, then the parties shall agree upon a mutually acceptable method to determine whether or not the Products should be accepted by DONNER. If the parties fail to agree upon a method within ten business days, then the parties shall promptly agree upon an independent quality control laboratory (the "Laboratory") to conduct an inspection of the PRODUCTs for purposes of determining if the PRODUCTs should be accepted by DONNER or replaced, at no charge, by RAICHEM. The determination of the Laboratory shall be final and binding upon the parties and the party that was proven incorrect in its inspection analysis shall bear the entire cost of the Laboratory inspection.

7.2. PRODUCT Modification. Throughout the term of this Agreement, in order to maintain and improve the PRODUCTs, RAICHEM may desire to make certain changes in the performance or appearance of the PRODUCTs. RAICHEM shall notify DONNER of all such changes in performance or appearance. In any event, best efforts shall be made to deliver such notification at least ninety (90) days prior to the desired or expected implementation date.

Article 8. Duties of DONNER
           ----------------

8.1. Trade and Advertising Practices. DONNER agrees that it shall not engage in any unfair trade practices or make any false or misleading statements or representations in its advertising, printed material, or otherwise with respect to RAICHEM and/or the PRODUCTs and/or any trademark and/or any other proprietary property of RAICHEM. DONNER, at DONNER's cost, agrees to correct and/or change any such statements which RAICHEM considers materially objectionable. If DONNER advertises the PRODUCTs, such advertising shall be in compliance with all applicable state, federal and international laws and regulations.

8.2.  Advertising, Marketing and Sales of PRODUCTs. DONNER shall:

        (A) use its best efforts to promote the sale and use of the PRODUCTS in the TERRITORY.

        (B) purchase the quarterly minimum quantities of PRODUCTS from RAICHEM as stated in Article 3, above.

        (C) have an adequate sales force to properly service the TERRITORY on a continuous basis.

        (D) have delivery personnel and motor vehicles, and/or make arrangements with Common Carriers, in order to deliver the PRODUCTS without any undue delay.

        (E) regularly call on every customer within the TERRITORY as is customarily done in the industry and as necessary to aggressively and efficiently develop the market and sales of the PRODUCTS.

        (F) undertake local advertising to develop demand and promote sales of the PRODUCTs, and obtain the approval of RAICHEM on that part of any advertising material which is of legitimate concern to RAICHEM in order to preserve and maintain RAICHEM's commercial image before conducting any advertising campaign in connection with the PRODUCTs.

        (G)   keep RAICHEM informed on competitive conditions in the TERRITORY.

        (H) maintain a one-and-one-half (1 1/2) month inventory of PRODUCTs being purchased by customers. This will minimize the possibility of backorders and ensure that each customer will have ready access to inventory.

        (I) include the PRODUCTs in any regular bulletin provided by DONNER to its sales personnel and/or customers.

        (J) Permit RAICHEM representatives to address meetings of DONNER sales personnel on behalf of the PRODUCTs at times which are mutually agreeable.

8.3. Storage of PRODUCTs. DONNER shall provide proper storage facilities for the PRODUCTS giving due consideration to their character and to any special suggestions or directions which DONNER shall give in respect to a particular PRODUCT or group of PRODUCTs.

8.4. Export Issues. DONNER shall be responsible for any United States export issues relating to PRODUCTs.

8.5. Licenses and Permits. DONNER shall assist RAICHEM in obtaining all licenses and permits required by any governmental authority, regulatory or otherwise, in order to import the PRODUCTs into the TERRITORY or sell the PRODUCTs in the TERRITORY. DONNER agrees, at its own expense, to comply with all applicable laws, regulations and orders governing the sale, disposition, shipment and import of the PRODUCTs as may be necessary to perform its obligations hereunder. Unless such information is proprietary, RAICHEM will supply DONNER with any required information (such as FDA 510(k) data) which DONNER shall reasonably request for the sole purpose of complying with all applicable laws, regulations and orders governing the sale, disposition, shipment and import of the PRODUCTs.

8.6. Compliance with Laws. DONNER agrees to comply at all times with all applicable laws of the United States, including but not limited to the controls of re-exports of U.S.-Origin commodities and technical data and the provisions of the Foreign Corrupt Practices Act, and similar laws of the U.S.

8.7. PRODUCT Record Keeping. DONNER agrees to maintain and when required by any governmental agency or authority, provide to RAICHEM information that lists DONNER's lot numbers of each PRODUCT with corresponding RAICHEM lot numbers (if different), where each lot was shipped, who purchased it and the address of the customer.

8.8. Conditions For Resale. DONNER shall be free to determine all terms and conditions of resale of the PRODUCTs purchased from RAICHEM. Any additional warranty offered by DONNER or any modification of RAICHEM's limited warranty without express approval or concurrence by RAICHEM shall be the sole responsibility of DONNER, and DONNER shall indemnify RAICHEM for any costs, losses or damage incurred by its as a result of any such additional warranty or modification.

8.9. Promotional Materials. DONNER shall be responsible for the creation and distribution of all promotional and marketing materials and for the development and implementation of all marketing and sales strategies. RAICHEM shall assist DONNER in its efforts whenever possible.

8.10. Inspections. DONNER shall allow RAICHEM personnel to inspect its facilities where the PRODUCTs are stored at any time with reasonable advance notice given by DONNER to RAICHEM.

Article 9. Duties of RAICHEM
           -----------------

9.1. Technical Assistance and Training. RAICHEM shall provide training and technical assistance to DONNER necessary for the marketing of the PRODUCTs. Technical assistance and training shall be provided by RAICHEM at no charge to DONNER except that if the training is performed at DONNER's premises, RAICHEM's personnel shall be reimbursed by DONNER for their reasonable expense of travel, meals, and lodging. All technical assistance and training shall be performed at times convenient to both parties.

9.2. Technical Assistance. RAICHEM shall respond in a timely manner to DONNER's inquiries and provide technical support to DONNER regarding the sale, use or operation of PRODUCTs.

9.3. Good Manufacturing Practices. RAICHEM shall, at all times, manufacture PRODUCTs in accordance with good manufacturing practices which are generally accepted in the medical diagnostic industry.

9.4 PRODUCT Improvements. RAICHEM shall continue to utilize its research and development capabilities to improve PRODUCTs and to keep them in line with available scientific knowledge and know-how. All PRODUCT improvements shall be tested and all studies shall be completed by RAICHEM and thereafter such improvements shall be supplied to DONNER at no additional cost or expense.

9.5. Sales Leads. RAICHEM shall forward to DONNER any and all inquiries received from PRODUCT customers or potential PRODUCT customers within the TERRITORY.

9.6. Promotional Materials. RAICHEM shall share with DONNER, in RAICHEM's sole discretion, RAICHEM's catalogues, promotional literature, technical bulletins, application sheets and other sales aids to assist DONNER in marketing and selling the PRODUCTs.

9.7. Regulatory Approval. To the extent required by applicable laws, RAICHEM agrees to submit the PRODUCTs for approval of the Brazilian government.

Article 10. Trademarks, Patents, Intellectual Property, and Indemnification
            ---------------------------------------------------------------

10.1. Right of Use. DONNER may use any of DONNER's trademarks, trade names, service marks, copyrights or logos of DONNER's choice relating to the marketing or sale of the PRODUCTs. All such use will be for the benefit of DONNER, and RAICHEM will acquire no ownership in such marks, or trade names, copyrights, logos or labels by virtue of such use.

10.2. Patents and Trademarks. DONNER acknowledges and agrees that nothing herein shall give DONNER any right, title or interest in or license to use any RAICHEM patent, trademark, service mark, trade name or copyright (collectively the "Proprietary Rights"), except as expressly set forth herein. DONNER shall use RAICHEM's trademarks or service marks only in connection with the sale of PRODUCTs and may use RAICHEM's Proprietary Rights only in connection with all advertising and promotion of the PRODUCT. DONNER shall be entitled to use RAICHEM's Proprietary Rights only for so long as this Agreement is in effect.

10.3. Infringement. RAICHEM shall undertake at RAICHEM's own expense the defense of any suit or action for infringement of RAICHEM's United States patents brought against DONNER in the United States, which suit or action results from the sale of any PRODUCTs, provided that DONNER shall have promptly advised RAICHEM in writing of each notice or claim of infringement received by DONNER and of the commencement of the suit or action. RAICHEM shall hold DONNER harmless from damages or other sums which may be assessed or may become payable under any final decree or judgment in any such suit or action or under any settlement thereof. RAICHEM shall have sole charge and direction of the defense of any such suit or action and of all negotiations for such settlement, but shall use commercial reasonableness and shall consult with DONNER with regard to the defense or settlement of any such suit or action. DONNER shall be obligated to render all reasonable assistance which may be required by RAICHEM at RAICHEM's expense. DONNER may retain counsel of its own selection and at its own expense to advise and consult with RAICHEM's counsel. RAICHEM may not settle any suit or action without the consent of DONNER, if by such settlement DONNER is obligated to make any monetary payment, to part with any property or interest therein, to assume any obligation or to be subject to any injunction. The parties agree that if the PRODUCTs supplied by RAICHEM are found to be infringing on a third-party patent, RAICHEM will negotiate in good faith with the third party to obtain a license to use the third party's technology and, if RAICHEM fails to obtain such a license, or if RAICHEM is subject to a permanent injunction, then DONNER shall have the right to either terminate this Agreement by giving written notice of termination to RAICHEM, and return for full credit all inventory on hand, or negotiate with the infringed party for such a license. RAICHEM's indemnification resulting from any infringement on third party patent shall exclude DONNER's costs involved in negotiation with any infringed party for such a license.

10.4. Indemnification. DONNER agrees to defend, indemnify and hold RAICHEM harmless from and against all loss, liability and expense (including attorney's fees, settlements, litigation costs, and costs of appeal) resulting from the acts or omissions of DONNER or its agents with respect to its handling, storage or marketing of the PRODUCTs including, but not limited to, DONNER's sale of the PRODUCTs for use in humans or clinical diagnosis or analysis, DONNER's fraud or misrepresentation in the use, distribution, or sale of the PRODUCTs, or DONNER's mishandling of the PRODUCTs or DONNER's failure to comply with the PRODUCTs' registration requirements in any jurisdiction in which DONNER sells the PRODUCTs. Likewise, RAICHEM agrees to defend, indemnify and hold DONNER harmless from all and against all loss, liability and expense (including attorney's fees, settlements, litigation costs, and costs of appeal) resulting from the acts or omissions of RAICHEM or its agents with respect to its handling, storage or manufacturing of the PRODUCTs including but not limited to RAICHEM's fraud or misrepresentation in the manufacture or sale of the PRODUCTs, or RAICHEM's mishandling of the PRODUCTs.

10.5. Indemnification Notice. Each party shall give prompt notice of any claim, loss or liability for which such party seeks defense and indemnification. If either party wishes to enter the defense of a suit brought pursuant to the indemnification sections of this Agreement being defended by the other party, such party may do so at its own cost. The control of such case shall remain with the indemnifying party unless otherwise agreed to in writing.

10.6. Settlement Notice. If either party wishes to settle a case for which the other party is liable for indemnification, the party wishing to settle shall first obtain the written approval of the indemnifying party.

10.7. NEITHER PARTY WILL HAVE ANY RIGHT TO ANY INDEMNIFICATION OR OTHER COMPENSATION FROM THE OTHER IN RESPECT OF EXPIRATION OR TERMINATION OF THIS AGREEMENT AND/OR TERMINATION OF THEIR BUSINESS RELATIONSHIP HEREUNDER, AND TO THE MAXIMUM LAWFUL EXTENT, EACH PARTY HEREBY WAIVES AND RELINQUISHES ANY RIGHTS TO ANY SUCH INDEMNIFICATION OR OTHER COMPENSATION (INCLUDING WITHOUT LIMITATION IN RESPECT OF CLAIMS FOR LOST GOODWILL, LOST PROFITS, OR OTHER DAMAGES), WHETHER ARISING UNDER STATUTE OR OTHERWISE.

10.8. Insurance. Each party will keep in force during the term of this Agreement all customary forms of insurance, including but not limited to product liability insurance, in such amounts as are prudently required.

Article 11. Limited Warranty
            ----------------

11.1. Shelf Life Warranty. The PRODUCT shall have a minimum shelf life, at the time of shipment by RAICHEM, as specified in Appendix 1.1. RAICHEM shall not be liable for any variance from specifications or any failure to satisfy the shelf life requirement to the extent such variance is caused by conditions or events occurring after shipment from RAICHEM's manufacturing facility.

11.2. PRODUCT Specification, Defective PRODUCT Notice and PRODUCT Complaints. RAICHEM warrants that, at the time of delivery to DONNER, all PRODUCTs supplied by RAICHEM meet PRODUCT specifications. Either party shall immediately notify the other party in writing should it become aware of any defect or condition that may render the PRODUCTs supplied by RAICHEM in violation of the U.S. Food, Drug and Cosmetic Act, or of a similar law of any jurisdiction where the PRODUCTs are sold by DONNER. The parties shall share with each other all data on the PRODUCT complaints including, but not limited to, complaints or information regarding performance and/or allegations or reports of any negative effect from the use or misuse of the PRODUCTs as soon as such data is available. Each party will assist the other in resolving DONNER's customers' complaints. However, DONNER shall have sole responsibility and authority to interact directly with DONNER's customers in the resolution of such complaints, and RAICHEM shall be responsible only for interacting with DONNER in such matters.

11.3. Warranties. THE WRITTEN WARRANTIES OF RAICHEM IN THIS ARTICLE ARE THE SOLE EXCLUSIVE WARRANTIES PROVIDED TO DONNER AND TO CONSUMERS AND ARE IN LIEU OF ALL OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, IMPLIED OR STATUTORY. RAICHEM WARRANTS THE PRODUCT AGAINST DEFECTS IN MATERIAL AND WORKMANSHIP UNDER THE NORMAL USE AND SERVICE FOR WHICH IT WAS DESIGNED, FOR THE SHELF LIFE PERIOD DEFINED IN APPENDIX 1.1, RAICHEM'S OBLIGATION UNDER THIS WARRANTY BEING LIMITED TO THE REPLACEMENT OF THE PRODUCT DETERMINED BY IT TO BE DEFECTIVE, PLUS TRANSPORTATION COSTS FOR RETURN OF THE PRODUCT AND RESHIPMENT OF PRODUCTS TO CUSTOMERS. UNLESS RAICHEM HAS PRIOR WRITTEN KNOWLEDGE OF DIFFERENT TERMS, ALL REPLACEMENTS WILL BE SHIPPED F.O.B. DONNER'S RECEIVING FACILITY.

Article 12. Confidentiality
            ---------------

12.1 Confidentiality. For the purposes of this Agreement, the term "Confidential Information" shall be any information embodying concepts, ideas, techniques, know-how, formulations, market data, customer lists, PRODUCT specifications and accounting data which:

        (a)   is disclosed by one party hereto to the other;

        (b) is claimed by the disclosing party to be secret, confidential and proprietary to the disclosing party; and

        (c) if disclosed in writing, is marked by the disclosing party to indicate its confidential nature or if disclosed orally, is claimed in writing by the disclosing party to be confidential within ten (10) days following disclosure.

        During the period that this Agreement remains in effect and for a period of five (5) years following termination hereof, each party (except as is explicitly otherwise required hereby) shall keep confidential, shall not use for itself or for the benefit of others and shall not copy or allow to be copied in whole or in part any Confidential Information disclosed to such party by the other.

        The obligations of confidentiality imposed upon the parties by the foregoing paragraph shall not apply with respect to any alleged Confidential Information which:

        (a) is known to the recipient thereof, as evidenced by said recipient's written records, prior to receipt thereof from the other party hereto;

        (b) is disclosed to said recipient after the day hereof by a third party who has the right to make such disclosure;

        (c) is or becomes a part of the public domain through no fault of the said recipient; or

        (d)   is required to be disclosed by operation of law.

Article 13. Termination
            -----------

13.1. Termination For Cause. Either party will have the right to terminate this Agreement if the other party (a) assigns this Agreement or any of its rights hereunder in violation of the provisions of this Agreement, or (b) becomes bankrupt or insolvent, or (c) makes an assignment for the benefit of creditors, or a receiver, trustee in bankruptcy or similar officer appointed to take charge of all or part of its property, and such event has not been cured within thirty (30) days of written notice thereof by the non-breaching party. If either party materially breaches this Agreement, including, but not limited to, (a) DONNER's failure to adhere to the non- competition requirements of this Agreement, and (b) either party's failure to adhere to the confidentiality provisions and restrictions on use of information set forth in this Agreement, then notwithstanding any other provision of this Agreement, no cure period shall be allowed and the non-breaching party shall be entitled to terminate this Agreement immediately.

13.2. Termination For Failure to Meet Quarterly Minimum Purchases. The parties acknowledge that the minimum quarterly purchases are very important under this Agreement. If, at any time during the term of this Agreement, DONNER fails to meet its minimum quarterly purchases as stated in Article 3, then RAICHEM shall have the right to terminate this Agreement upon thirty (30) days written notice to DONNER.

13.3. If RAICHEM is unable to register the PRODUCTs with the Brazilian Health Ministry for sale in Brazil within twelve (12) months from the date this Agreement is signed, then either party shall have the right to terminate this Agreement without cause upon ninety (90) days written notice.

13.4. Rights and Obligations on Termination. Upon termination of this Agreement, DONNER shall immediately discontinue any previously authorized use of any of RAICHEM's Proprietary Rights and shall immediately cease all conduct that might cause anyone to believe that DONNER is authorized to market or sell PRODUCTs or otherwise connected with RAICHEM. Upon termination or expiration of this Agreement, DONNER will immediately turn over to RAICHEM all promotional and other materials given to DONNER by RAICHEM relating to RAICHEM's PRODUCTs.

13.5. Termination or Expiration Damages. Neither RAICHEM nor DONNER shall be liable to the other, or to any other business entity solely by reason of the expiration or termination of this Agreement so long as the terminating party acted in good faith. Notwithstanding anything herein to the contrary, neither party shall be liable to the other for any indirect, special, consequential or incidental damages sustained by reason of such termination, including but not limited to, any claim for loss of compensation or profits or for loss of prospective compensation or prospective profits in respect of sales of any of the PRODUCTs or on account of any expenditures, investments, leases, capital improvements or any other commitments made by either party in connection with their respective business made in reliance upon or by virtue of this Agreement or otherwise. Each party hereto agrees that if this Agreement is terminated rightfully and in good faith by the other pursuant to the terms of this Agreement, the terminating party shall not be liable to the other party for any termination compensation whatsoever, whether based upon goodwill established, clientele obtained, expenditures incurred, investments made, activities undertaken or otherwise. Termination of this Agreement for any reason whatsoever shall not relieve either of the parties hereto from making payment of monies due to the other from fulfilling obligations incurred up to the effective date of termination or as otherwise expressly provided in this Agreement.

13.6. Transfer of Importation License. Upon termination of this Agreement, if it is legally possible, DONNER shall transfer any government or regulatory license(s) or permit(s), if any, which authorizes or approves the importation and sale of PRODUCTs into the TERRITORY to RAICHEM or its nominee. RAICHEM shall reimburse DONNER for its reasonable expenses incurred in obtaining such licenses and permits. Nothing in this paragraph shall require RAICHEM to purchase such licenses and/or permits from DONNER and RAICHEM shall be free to obtain the licenses and/or permits directly from the government or regulatory authority.

Article 14. PRODUCT Recall and Regulatory Compliance
            ----------------------------------------

14.1. Data Base. RAICHEM and DONNER shall maintain a data base to support all claims made or to be made regarding PRODUCTs' performance.

14.2. Inquiries. Each party shall keep the other informed of any formal or informal inquiry relating to PRODUCTs sold hereunder by any regulatory agency of any state or national government.

14.3 PRODUCT Recall. Should PRODUCT performance or any governmental action require the recall or withholding from market of PRODUCT sold by RAICHEM to DONNER, DONNER shall bear the costs and expenses of recall if such recall is the result of any fault or omission attributable to DONNER and RAICHEM shall bear the costs and expenses of recall if such recall is the result of any fault or omission attributable to RAICHEM. Should such recall result from the equal fault of both parties, or should it prove impossible to assign fault to the satisfaction of both parties, the parties shall share the said costs and expenses equally.

Article 15. Arbitration
            -----------

15.1. Any controversy or claim arising under or in relation to this Agreement, except as otherwise expressly provided below, shall be settled exclusively by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association (AAA). There shall be three arbitrators: one selected by RAICHEM, one selected by DONNER, and one selected by the parties jointly or, failing their agreement, selected pursuant to the rules of the AAA. The arbitration shall be conducted in English and shall be held in Massachusetts. The prevailing party shall be entitled to recover its costs and attorneys' fees. The decision of the arbitrators shall be final and binding on the parties, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The provisions of this arbitration clause shall not be applied to the determination of questions affecting the validity or scope of any trademarks or other intellectual property rights.

Article 16. General Provisions
            ------------------

16.1. Antiboycott Compliance. DONNER will not require or request RAICHEM to take any action or to provide any information in the fulfillment of this Agreement which would cause RAICHEM to violate the antiboycott laws of the United States.

16.2. Entire Agreement. This Agreement, including the Appendices, constitutes the entire agreement between the parties with respect to the subject matter hereof, and may not be modified (unless expressly provided otherwise herein) except by a writing duly signed by both parties.

16.3. Assignment, Waiver, Severability. Neither party may assign this Agreement without the prior written consent of the other party. Failure by either party to enforce any term hereof shall not be deemed a waiver of future enforcement of that or any other term. If any provision of this Agreement is declared void or unenforceable by any judicial, administrative or arbitration authority, such action will not nullify the remaining provisions of this Agreement.

16.4. Governing Law. This Agreement shall be governed and construed under and according to the laws of the Commonwealth of Massachusetts, U.S.A., excluding its choice of laws rules. The Vienna Convention on the International Sale of Goods is expressly excluded from application.

16.5. Relationship Created. The relationship of the parties is that of independent contractors. Nothing in this Agreement shall be construed as establishing an agency, joint venture or partnership between the parties. Each party is an independent entity, and shall have sole responsibility for its employees, even while such employees are on the premises of the other party's facility(ies). Neither DONNER nor RAICHEM shall have the right to enter into any contracts or commitments or to make any representations or warranties, whether express or implied, in the name of or on behalf of any other party, or to bind any other party in any respect whatsoever, unless agreed to in writing or expressly permitted in this Agreement.

16.6. Authority. Each party hereby represents and warrants that it has full power and authority to enter into and perform this Agreement, without any governmental approvals, and that its entering into and performance of this Agreement will not conflict with any other agreement to which it is a party or by which it is bound.

16.7. Notice. Any written notice, or statement, necessary or appropriate under this Agreement shall be deemed to be properly given if delivered personally in writing or sent by registered or certified mail to the party to be notified at the address set forth above or at such other address as either party may hereafter designate in writing. Notices or statements may be delivered via facsimile and this shall be deemed to be properly given if such notice or statement is thereafter sent to the recipient via first class mail or any similar type of delivery.

16.8. Captions. The captions or paragraph headings of this Agreement do not constitute any substantive part of this Agreement and shall not be considered in the construction or interpretation of this Agreement.

16.9. Force Majeure. Each party hereto shall be excused from the performance of its obligations hereunder in the event such performance is prevented by force majeure, and such excuse shall continue for so long as the condition constituting such force majeure and any consequences resulting from such condition continues. In addition, in the event the condition constituting the force majeure causes a substantial inability by either party hereto to meet its obligations hereunder, the term of this Agreement may, upon written agreement of both parties, be suspended for the period of such inability, but not to exceed six (6) months. For the purposes of this Agreement, force majeure shall mean causes beyond either party's control including, without limitation, acts of God; regulations or laws of any government; war, riot or civil commotion; damage to or destruction of production facilities or materials by fire, earthquake, storm or other disaster; manufacturing or transportation delay, strikes or other labor disturbances, epidemic; and failure or default of public utilities or common carriers.

IN CONSIDERATION OF the foregoing terms and conditions, DONNER and RAICHEM have executed this Agreement on the day and year first written above.


REAGENTS APPLICATIONS, INC.                 DONNER COM. IND. LTDA



/s/ Carl Franzblau                          /s/ Roberto Donner
-----------------------------------         --------------------------------
    Carl Franzblau, President                   Roberto Donner
    REAGENTS APPLICATIONS, INC.                 DONNER COM. IND. LTDA



                            Appendix 1.1 -- PRODUCTs



===============================================================================

                         MINIMUM SHELF-LIFE FROM DATE
       PRODUCTS          (IN U.S. OF SHIPMENT DOLLARS)           PRICE
----------------------   -----------------------------   ----------------------

CONFIDENTIAL TREATMENT    CONFIDENTIAL TREATMENT         CONFIDENTIAL TREATMENT
 REQUESTED                 REQUESTED                      REQUESTED

===============================================================================



PRODUCT Specifications: See attached PRODUCT literature



                        CONFIDENTIAL TREATMENT REQUESTED



                         APPENDIX 3.3 MINIMUM PURCHASES
                         ------------------------------


      Prior to the PRODUCTs being registered with the Brazilian Health Ministry, during each month this Agreement is in effect, DONNER shall purchase _________________ minimum quantities of PRODUCTs from RAICHEM.

      After the PRODUCTs are registered with the Brazilian Health Ministry, during each quarter (three month period) this Agreement is in effect, DONNER shall purchase the following quarterly minimum quantities of PRODUCTs from RAICHEM (ALL QUANTITIES ARE STATED IN UNITED STATES DOLLARS):


YEAR 1:

           CONFIDENTIAL TREATMENT REQUESTED
           --------------------------------

YEAR 2:

           CONFIDENTIAL TREATMENT REQUESTED
           --------------------------------

YEAR 3:

           CONFIDENTIAL TREATMENT REQUESTED
           --------------------------------

YEAR 4:

           CONFIDENTIAL TREATMENT REQUESTED
           --------------------------------

YEAR 5:

           CONFIDENTIAL TREATMENT REQUESTED
           --------------------------------


                            ADDENDUM TO APPENDIX 3.3
                            ------------------------

Minimum Purchases
-----------------

     Year 1. Minimum purchases begin on the date on which 80% of the RAICHEM products (listed on Pricing Schedule) become registered with the Brazilian Ministry of Health. Therefore Year 2 begins 12 months after the approval of RAICHEM products.


/s/ Carl Franzblau                          /s/ Roberto Donner
-----------------------------------         --------------------------------
    Carl Franzblau, President                   Roberto Donner
    REAGENTS APPLICATION, INC.                  DONNER COM. IND. LTDA